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                                                                     EXHIBIT 99


                             FOR IMMEDIATE RELEASE

CONTACTS:         Karen Brown (312) 466-6165
                  Doreen Lubeck (773) 583-4331


                          AMERICAN CLASSIC VOYAGES CO.
                      REPORTS THIRD QUARTER 1999 EARNINGS
                RESTATES FIRST AND SECOND QUARTER 1999 EARNINGS
                       STRONG ADVANCED BOOKINGS FOR 2000


CHICAGO, NOVEMBER 2, 1999 -- American Classic Voyages Co. (NASDAQ: AMCV) today reported net income for the third quarter ended September 30, 1999, of $2.1 million, or $0.11 per share compared to net income of $1.5 million, or $0.10 per share for the third quarter of 1998. Included in the third quarter results are capacity expansion costs of $1.7 million in 1999 and $0.7 million in 1998. Revenues for the third quarter of 1999 were $57.5 million compared to $50.9 million in the same period in 1998.

         Philip C. Calian, chief executive officer of American Classic Voyages, said, "Our existing vessels are performing very well as we enjoyed cruise fare per diems of $231 per passenger night and occupancy of 102% in the third quarter. As we build the infrastructure to support our growth we are pleased to see the continued good performance of our Delta Queen Steamboat Co. and American Hawaii brands."


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         American Classic Voyages also restated its earnings for the first quarter ended March 31, 1999 to a loss of $6.3 million, or ($0.44) per share compared to its earlier reported loss of $4.5 million or ($0.32) per share and its earnings in the second quarter ended June 30, 1999 to $2.5 million or $0.14 per share compared to its earlier reported earnings of $2.3 million or $0.13 per share. The Company said the restatement of earnings resulted from a reallocation of expenses due to the recission of an accounting method adopted in 1999 which was designed to match direct response mail expenses with the revenue generated from its direct mail marketing efforts. Due to difficulties in implementing the new method, the Company has made the decision to expense all direct marketing costs in the periods in which they are incurred, as the Company has done in prior years, rather than in future periods when the promoted cruises sailed. The impact of the recission of the accounting method was the after-tax reversal of $1.7 million in deferred direct response marketing expenses in the first quarter and $0.2 million of deferred direct marketing expenses in the second quarter. In addition, as part of this restatement, the Company also decreased prepaid advertising costs of $2.9 million and $2.6 million, respectively, which had been recognized on its balance sheets as of the end of the first and second quarters of 1999.

         For the nine months ended September 30, 1999, American Classic Voyages reported a net loss of $1.7 million, or ($0.10) per share compared to a net loss of $1.3 million or ($0.09) per share for the first nine months of 1998. Included in the nine months results are capacity expansion costs of $2.8 million in 1999 and $1.7 million in 1998. Revenues for the nine months of 1999 were $153.2 million compared to $145.1 million in the same period in 1998.

        "We continue on track with our new vessel plans," Calian said. "We introduced our new Project America brand, United States Lines, last week to the travel industry and we plan to


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commence taking bookings on the Patriot, the 1,214-passenger vessel we have under contract to purchase from Holland America Line, in three weeks."

         For the first half of 2000, the Company reported that American Hawaii cruises is 88% booked at a rate of $224 per passenger night and that Delta Queen is 54% booked at a rate of $289 per passenger night. For the same time period one year ago, the Company reported that American Hawaii Cruises was 64% booked at a rate of $213 per passenger night and that Delta Queen was 41% booked at a rate of $264 per passenger night.

         American Classic Voyages is the largest owner and operator of U.S. flag passenger vessels and currently offers 3- to 14-night cruises throughout the nation's heartland on the Delta Queen Steamboat Co., and also provides 7-night cruises in and around the Hawaiian islands with American Hawaii Cruises.

         The Company, through its Project America initiative, is building two 1,900-passenger cruise ships for service in Hawaii under its United States Lines brand. These ships will be the largest cruise ships ever built in the United States. In addition, American Classic Voyages, through its Delta Queen brand, recently introduced the 161-passenger Columbia Queen river cruise product for the Pacific Northwest scheduled to enter service March 31, 2000, and is constructing a fleet of 226-passenger U.S.-flag coastal ships to operate along the Eastern Seaboard and West Coast. The first two of these coastal ships will begin service in 2001.

         For more information on American Classic Voyages, The Delta Queen Steamboat Co. and American Hawaii Cruises, please visit their respective websites at: www.amcv.com, www.deltaqueen.com and www.cruisehawaii.com.

                                    # # # #

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--------------------------------------------------------------------------------
NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of American Classic Voyages Co. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general business, economic and weather conditions which may impact passenger yields and occupancy and the demand for the Company's products; unscheduled repairs and dry-docking of the Company's vessels; delays or the inability to enter into definitive construction agreements on commercially reasonable terms; construction delays and/or cost overruns during regularly scheduled lay-ups and/or dry-docks or in connection with the construction of new vessels; successful completion of expansion plans, including the construction of new vessels; the impact of changes and/or repeal of laws and implementation of government regulations, and other factors which are described in further detail in American Classic Voyages' filings with the Securities and Exchange Commission.
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                               - TABLES FOLLOW -

                 AMERICAN CLASSIC VOYAGES CO. AND SUBSIDIARIES
                     Consolidated Statements of Operations
                     (In thousands, except per share data)
                                  (Unaudited)



                                                  For the Three Months Ended     For the Nine Months Ended
                                                         September 30,                 September 30,
                                                  --------------------------    -------------------------
                                                     1999             1998        1999             1998
                                                  ---------        ---------    ---------       ---------
REVENUES                                          $  57,460        $  50,920    $ 153,226       $ 145,123

   Cost of operations                                35,768           32,736       98,230          95,168
                                                  ---------        ---------    ---------       ---------

Gross profit                                         21,692           18,184       54,996          49,955

   Selling, general and administrative expenses      13,848           10,156       43,297          35,544
   Depreciation expense                               4,130            4,230       12,472          12,719
                                                  ---------        ---------    ---------       ---------

Operating income (loss)                               3,714            3,798         (773)          1,692

   Interest income                                    1,071              272        2,282             786
   Interest expense                                   1,306            1,646        4,376           5,002
   Other income                                          --               --           --             300
                                                  ---------        ---------    ---------       ---------

Income (loss) before income taxes                     3,479            2,424       (2,867)         (2,224)

   Income tax (expense) benefit                      (1,388)            (970)       1,150             890
                                                  ---------        ---------    ---------       ---------

Net income (loss)                                 $   2,091        $   1,454    $  (1,717)      $  (1,334)
                                                  =========        =========    =========       =========


Per Share Information (a)

Basic:
Basic weighted average shares outstanding            18,505           14,145       16,694          14,111
                                                  =========        =========    =========       =========

Earnings (loss) per share                         $    0.11        $    0.10    $   (0.10)      $   (0.09)
                                                  =========        =========    =========       =========

Diluted:
Diluted weighted average shares outstanding          19,629           14,543       16,694          14,111
                                                  =========        =========    =========       =========

Earnings (loss) per share                         $    0.11        $    0.10    $   (0.10)      $   (0.09)
                                                  =========        =========    =========       =========

(a) Weighted average shares outstanding as of September 30, 1999 reflects the issuance of an additional 4.025 million shares during the second quarter of 1999 related to the Company's public stock offering.

Note: 1999 year to date results of operations reflects the restatement of 1999 first and second quarter 1999 earnings. The first quarter of 1999 was restated from a loss of $4.5 million, or ($0.32) per share, to a loss of $6.3 million, or ($0.44) per share. The second quarter was restated from earnings of $2.3 million, or $0.13 per share, to earnings of $2.5 million, or $0.14 per share.

                 AMERICAN CLASSIC VOYAGES CO. AND SUBSIDIARIES
                              Operating Statistics
                                  (Unaudited)

                                        For the Three Months Ended         For the Nine Months Ended
                                               September 30,                    September 30,
                                        ----------------------------       -------------------------
                                           1999             1998              1999           1998
                                        ------------     -----------       ----------      ---------
    Fare revenue per passenger night    $    231          $     222        $     227        $    222
    Total revenue per passenger night   $    325          $     308        $     322        $    313

    Weighted average operating days
           Delta Queen Line                   92                 92              250             256
           American Hawaii Line               92                 92              273             273

    Vessel capacity per day (berths)
           Delta Queen Line                1,026              1,026            1,026           1,026
           American Hawaii Line              867                867              867             867

    Passenger nights                     176,805            165,539          476,460         464,361

    Physical occupancy percentage            102%                95%              97%             93%